UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 21, 2009

FUEL SYSTEMS SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32999	20-3960974

State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

3030 South Susan Street, Santa Ana, California		92704
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 656-1300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     The information set forth under Item 3.03, “Material Modification to Rights of Security Holders,” is incorporated herein by reference.

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

     On July 21, 2009, Fuel Systems Solutions, Inc. (the “Company”) and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services, L.L.C.) entered into Amendment No. 1 (“Amendment No. 1”) to the Company’s Stockholder Protection Rights Agreement, dated as of June 27, 2006 (the “Rights Agreement”), to extend the expiration date of the Rights Agreement from July 22, 2009 to July 22, 2019. No other changes were made to the Rights Agreement.

     The Rights Agreement provides for a dividend of one right (one “Right”) for each outstanding share of the Company’s common stock, par value $0.001 per share (“Common Stock”), held of record at the close of business on August 23, 2006, or issued thereafter and prior to the Separation Time (as defined in the Rights Agreement), or following the Separation Time pursuant to options and convertible securities outstanding at the Separation Time. Each Right entitles the holder, upon certain events, to purchase, at an exercise price of $100 per Right, shares of the Common Stock with a value equal to twice the exercise price.

     The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement and to Amendment No. 1, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

4.1	Amendment No. 1 to Stockholder Protection Rights Agreement, dated as of July 21, 2009, between the Company and Mellon Investor Services LLC, as Rights Agent.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.

Dated: July 21, 2009	By:	/s/ Matthew Beale ________________
Matthew Beale
President and Chief Financial Officer

[ATTACH EXHIBIT 4.1]